FRONTIER FINANCIAL CORPORATION
332 SW Everett Mall Way
Everett, Washington 98204

Contact: Patrick M. Fahey
Frontier Financial Corporation
Chairman and CEO
425-423-7250

Michael Clementz
Frontier Financial Corporation
President
425-514-0717

John J. Dickson
Frontier Bank
President
425-514-0700

NEWS RELEASE

For release October 29, 2009, 5:30 A.M. PDT

FRONTIER FINANCIAL CORPORATION ANNOUNCES
THIRD QUARTER 2009 RESULTS

EVERETT, WASHINGTON – October 29, 2009 – Frontier Financial Corporation (NASDAQ: FTBK) today announced results for the three and nine months ended September 30, 2009.  For the three months ended September 30, 2009, the Corporation reported a net loss of $141.1 million, or ($2.99) per diluted share, compared to a net loss of $50.0 million, or ($1.06) per diluted share, for the three months ended June 30, 2009, and net loss of $17.8 million, or ($0.38) per diluted share, for the three months ended September 30, 2008.  For the nine months ended September 30, 2009, the Corporation reported a net loss of $224.9 million, or ($4.77) per diluted share, compared to a net loss of $221 thousand, or ($0.00) per diluted share, for the same period a year ago.

As noted in our September 23, 2009, Form 8-K filing, we determined that, based on management’s internal review, we expected to record an additional provision for loan losses of $140.0 million and loan charge-offs of $100.0 million in the third quarter of 2009.  These adjustments were included in the pro forma financial information included in the Joint Proxy Statement/Prospectus for our proposed merger with SP Acquisition Holdings, Inc. (“SPAH”).  Subsequent to this filing, however, we jointly announced with SPAH that we mutually agreed to terminate the Agreement and Plan of Merger, effective immediately, due to the fact that certain closing conditions contained in the merger agreement could not be met.   The actual provision for loan losses and charge-offs totaled $140.0 million and $98.0 million, respectively, for the three months ended September 30, 2009.

Patrick M. Fahey, Chairman and CEO of Frontier Financial Corporation said, “While we were disappointed our merger with SPAH was terminated, the number of banks able to raise capital since we entered into the agreement with SPAH has increased dramatically.  Based on the numerous discussions with investors we have had since the termination of the merger, we are optimistic we will be successful in raising additional capital.”

The provision for loan losses increased $63.0 million for the three months ended September 30, 2009, compared to the linked quarter, and $97.9 million, compared to the same period a year ago.  For the nine months ended September 30, 2009 and 2008, the provision for loan losses totaled $275.0 million and $75.6 million, respectively.  The allowance for loan losses, as a percentage of total loans, was 4.51%, 2.89% and 2.78%, at September 30, 2009, June 30, 2009 and September 30, 2008, respectively.

The rate of growth in the amount of nonperforming assets decreased for the third consecutive quarter.  On a linked quarter basis, nonperforming assets increased $93.5 million to $912.3 million.  That increase compares to $143.5 million in the second quarter 2009 and $229.2 million in the first quarter 2009.  Rob Robinson, Chief Credit Officer said, “We continue to be aggressive at classifying problem loans into nonaccrual status and believe, based on current market conditions, we are at or near the bottom of this challenging housing market.”

Despite these challenging times, the Board of Directors and management continue to take important steps to strengthen the Corporation.  We continue to reduce our concentrations in real estate construction and land development loans and have successfully reduced these portfolios by $1.0 billion, or 43.4%, from September 30, 2008 to September 30, 2009, including undisbursed loan commitments, as defined by the FDIC.

Liquidity

We continue to closely monitor and manage our liquidity position, understanding that this is of critical importance in the current economic environment.  Attracting and retaining customer deposits remains our primary source of liquidity.  Noninterest bearing deposits increased $8.1 million, or 2.0%, from December 31, 2008 to September 30, 2009, and $26.3 million, or 7.0%, from a year ago.

During the third quarter 2009, we announced our continued participation in the Federal Deposit Insurance Corporation's ("FDIC") voluntary Transaction Account Guarantee ("TAG") portion of the Temporary Liquidity Guarantee Program through June 30, 2010.  Under this program, noninterest bearing transaction accounts and qualified NOW checking accounts are fully guaranteed by the FDIC for an unlimited amount of coverage. The coverage under the TAG program is in addition to, and separate from, the coverage of $250,000 available under the FDIC's general deposit insurance protection.

In an effort to increase on-balance sheet liquidity, we have been focused on restructuring our balance sheet, and in particular, reducing the loan portfolio.  For the nine months ended September 30, 2009, total loans decreased $627.7 million, or 16.6%, compared to December 31, 2008.  Year-over-year, total loans decreased $681.0 million, or 17.8%.  Additionally, we have increased our federal funds sold balances to $363.1 million at September 30, 2009, an increase of $245.3 million from December 31, 2008, and $232.7 million from a year ago, to maintain a strong liquidity position.

Capital

As previously announced, on October 5, 2009, the Corporation and SP Acquisition Holdings, Inc. (“SPAH”) mutually agreed to terminate the Agreement and Plan of Merger, dated as of July 30, 2009, by and between SPAH and Frontier, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 10, 2009, effective immediately, due to the fact that certain closing conditions contained in the merger agreement could not be met.  Since the termination of the transaction, we have continued to seek private equity investors and have made numerous contacts with potential investors.

Review of Financial Condition

Loans

At September 30, 2009, total loans, including loans held for resale, were $3.15 billion, compared to $3.78 billion at December 31, 2008, and $3.83 billion at September 30, 2008.

The decreases in total loans at September 30, 2009, compared to the year ended 2008 and a year ago, is attributable to decreases in new loan originations, loan pay downs and increased loan charge-offs.  With few exceptions, we have suspended the origination of new real estate construction, land development and completed lot loans.  New loan originations for the first nine months of 2009 totaled $100.1 million, compared to $759.3 million for the same period in 2008, a decrease of $659.2 million, or 86.8%.  For the third quarter 2009, new loan originations totaled $22.4 million, compared to $54.4 million for the second quarter 2009 and $175.6 million for the third quarter 2008.

Management continues to proactively manage credit quality and loan collections and address work out strategies.  Net charge-offs for the three and nine months ended September 30, 2009, totaled $96.6 million and $246.3 million, respectively, compared to $14.3 million and $23.8 million, respectively, for the same periods a year ago.

Allowance for Loan Losses

The total allowance for loan losses was $142.2 million, or 4.51%, of total loans outstanding at September 30, 2009, compared to $112.6 million, or 2.98%, at December 31, 2008, and $106.6 million, or 2.78%, at September 30, 2008. The allowance for loan losses, including the reclassified allocation for undisbursed loans of $1.1 million, would amount to a total allowance of $143.3 million, or 4.55%, of total loans outstanding at September 30, 2009.

Asset Quality

Nonperforming assets are summarized as follows (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Commercial and industrial	$29,147	$27,092	$12,745	$12,908	$1,256
Real estate:
Commercial	81,870	73,130	14,527	10,937	2,986
Construction	277,146	267,102	286,342	181,905	135,419
Land development	274,959	267,907	217,082	177,139	40,602
Completed lots	85,341	88,072	94,438	34,005	17,949
Residential 1-4 family	60,669	40,433	30,521	17,686	6,985
Installment and other	1,388	822	718	645	-
Total nonaccruing loans	810,520	764,558	656,373	435,225	205,197

Other real estate owned	101,805	54,222	18,874	10,803	3,693
Total nonperforming assets	$912,325	$818,780	$675,247	$446,028	$208,890

Restructured loans	-	-	-	-	-

Total loans at end of period (1)	$3,151,004	$3,416,219	$3,659,510	$3,778,733	$3,832,052
Total assets at end of period	$3,772,109	$3,987,403	$4,154,267	$4,104,445	$4,244,963

Total nonaccruing loans to total loans	25.72%	22.38%	17.94%	11.52%	5.35%
Total nonperforming assets to
total assets	24.19%	20.53%	16.25%	10.87%	4.92%

(1) Includes loans held for resale.

The ratio of loans past due over 90 days was 22.1% of total loans at September 30, 2009, compared to 9.0% at December 31, 2008, and 4.8% at September 30, 2008.  There were no loans 90 days or more past due and still accruing interest at September 30, 2009.

Results of Operations

Net interest income

Net interest income for the three months ended September 30, 2009, was $18.9 million, compared to $21.4 million for the three months ended June 30, 2009, and $40.7 million for the three months ended September 30, 2008.  Net interest income for the nine months ended September 30, 2009, totaled $64.1 million, compared to $133.0 million for the same period a year ago.  For all periods, the decrease in net interest income was primarily attributable to increases in net loan charge-offs and nonperforming loans placed on nonaccrual status.

Net interest income decreased $2.6 million, or 12.0%, for the three months ended September 30, 2009, compared to the linked quarter.  For the period, decreases in average earning assets and interest bearing liabilities decreased net interest income by $2.0 million and changes in interest rates decreased net interest income by $569 thousand.  For the third quarter 2009, average earning assets decreased $221.4 million, or 5.6%, and average interest bearing liabilities decreased $62.2 million, or 1.9%, compared to the second quarter 2009.  The average quarterly yield on earning assets decreased 21 basis points to 4.45% for the third quarter 2009, compared to 4.66% for the second quarter 2009.  The average cost of funds decreased 16 basis points for the same period.

For the three months ended September 30, 2009, net interest income decreased $21.8 million, or 53.6%, compared to the same period a year ago.  For the period, changes in average earning assets and average interest bearing liabilities decreased net interest income by $8.6 million and changes in interest rates decreased net interest income by $13.3 million.  For the quarter ended September 30, 2009, average net earning assets (average earning assets less average interest bearing liabilities) totaled $472.3 million, compared to $704.0 million a year ago, a decrease of $231.7 million, or 32.9%.  The average yield on earning assets was 4.45% for the third quarter 2009, down 233 basis points from 6.78% for the third quarter 2008.  The average cost on interest bearing liabilities was down 57 basis points for the period.

For the nine months ended September 30, 2009, net interest income decreased $68.9 million, or 51.8%, compared to the nine months ended September 30, 2008.  For the period, changes in average earning assets and average interest bearing liabilities decreased net interest income by $18.9 million and changes in interest rates decreased net interest income by $50.0 million.  For the period, average net earning assets decreased $107.0 million, or 15.3%.  Year-over-year, the average yield on earning assets and average cost of funds decreased 277 basis points and 61 basis points, respectively.

The annualized tax equivalent net interest margin was 2.04% for the three months ended September 30, 2009, compared to 4.05% for the three months ended September 30, 2008, a decrease of 201 basis points.  For the three months ended September 30, 2009, the reversal of $3.5 million of interest accruals lowered the tax equivalent net interest margin by approximately 38 basis points.  The remainder of the decrease in net interest margin can be attributed to the increase in total nonaccruing loans, lower loan fees as a result of reduced loan originations and a reduction of average outstanding loan balances.

The annualized tax equivalent net interest margin was 2.21% for the nine months ended September 30, 2009, compared to 4.55% for the nine months ended September 30, 2008, a decrease of 234 basis points.  For the nine months ended September 30, 2009, the reversal of $15.3 million of interest income on nonaccrual loans lowered the tax equivalent net interest margin by approximately 52 basis points.  The year-over-year decrease in the tax equivalent net interest margin can also be attributed to the increase in total nonaccruing loans, as well as, decreases in interest rates by the Federal Reserve, and the resulting repricing of variable rate loans at lower rates.  At September 30, 2009, the Federal Funds rate was 0.25%, down 175 basis points from 2.00% at September 30, 2008.  In addition, loan originations for the nine months ended September 30, 2009, decreased 86.8%, compared to the same period a year ago, resulting in lower loan fees.

Also contributing to the decrease in the annualized tax equivalent net interest margin for the three and nine months ended September 30, 2009, compared to the same periods in 2008, was the change in mix of earning assets. As previously mentioned, in an effort to increase on-balance sheet liquidity, we have increased federal funds sold balances.  For the third quarter of 2009, average federal funds sold accounted for approximately 8.2% of total average earning assets, compared to 1.4% for the third quarter of 2008.  For the nine months ended September 30, 2009 and 2008, average federal funds sold accounted for approximately 7.3% and 0.6% of total average earning assets, respectively.  Typically, federal funds sold are a lower earning asset and currently yield a rate of 0.25%.

Noninterest income

For the three months ended September 30, 2009, total noninterest income was $2.9 million, compared to $3.6 million for the three months ended June 30, 2009, and a loss of $3.2 million for the three months ended September 30, 2008.  For the nine months ended September 30, 2009, total noninterest income was $10.8 million, compared to $7.3 million for the same period a year ago.

Total noninterest income decreased $712 thousand, or 19.8%, for the three months ended September 30, 2009, compared to the linked quarter, and was primarily attributable to the increase in net loss on sale of other real estate owned.  During the third quarter 2009, we recognized a net loss of $1.1 million, as the result of an $820 thousand valuation adjustment and a loss on sale of $248 thousand.  Comparatively, for the second quarter 2009, we recognized a net loss of $451 thousand related to other real estate owned, resulting from a $3.8 million valuation adjustment, partially offset by a $3.3 million gain on sale.  The valuation adjustments on other real estate owned, for the second and third quarters of 2009, were the result of declines in the market value of these properties subsequent to foreclosure.

Total noninterest income increased $6.1 million for the three months ended September 30, 2009, compared to the same period in 2008.  During the third quarter 2008, we recognized a $6.4 million pre-tax loss related to other than temporarily impaired investments in Fannie Mae, Freddie Mac and Lehman Brothers.  For the same period, we also recognized a $1.0 million loss on the sale of a security.  There were no other than temporarily impaired securities or sales of securities in the third quarter 2009.

For the nine months ended September 30, 2009, total noninterest income increased $3.5 million, or 47.2%, compared to the nine months ended September 30, 2008.  As previously noted, we recognized a $6.4 million pre-tax loss related to other than temporarily impaired investments in Fannie Mae, Freddie Mac and Lehman Brothers during the third quarter 2008.  There was no such impairment charge during the nine months ended September 30, 2009.  Partially offsetting this increase in total noninterest income, however, were losses on the sale of securities and net losses on the sale of other real estate owned.  For the nine months ended September 30, 2009, we recognized a loss on sale of securities of $102 thousand, compared to a $1.4 million gain a year ago when we sold our stock in Skagit State Bank for a gain of $2.0 million.  Additionally, for the nine months ended September 30, 2009, we recognized a net loss on sale of other real estate owned of $1.5 million, primarily due to valuation adjustments resulting from declines in the market value of these properties subsequent to foreclosure.  For the nine months ended September 30, 2008, we recognized a $93 thousand net gain on sale of other real estate owned.

Noninterest expense

For the three months ended September 30, 2009, total noninterest expense was $24.8 million, compared to $25.4 million for the three months ended June 30, 2009, and $22.1 million for the three months ended September 30, 2008.  For the nine months ended September 30, 2009, total noninterest expense was $73.5 million, compared to $65.1 million for the same period a year ago.

For the three months ended September 30, 2009, total noninterest expense decreased $573 thousand, or 2.3%, compared to the linked quarter.  The decrease in total noninterest expense was primarily attributable to the $2.5 million decrease in FDIC insurance and the $927 thousand decrease in salaries and employee benefits, partially offset by the $2.8 million increase in other noninterest expense.  For the three months ended June 30, 2009, we recognized a FDIC special assessment of $1.9 million that was paid in the third quarter 2009.  The decrease in salaries and employee benefits, on a linked quarter basis, was primarily attributable to a reduction in force.  At September 30, 2009, full time equivalents (“FTE”) were down 2.2% from June 30, 2009.  The increase in other noninterest expense for the period was primarily attributable to the $1.4 million increase in consulting fees, which related to the proposed merger with SPAH, the $762 thousand increase in collection and foreclosure expenses and the $646 thousand increase in legal expenses.  The rising collection, foreclosure and legal expenses are primarily due to the increase in nonperforming assets for the period.

Total noninterest expense increased $2.8 million, or 12.5%, for the three months ended September 30, 2009, compared to the same period a year ago.  The increase in total noninterest expense was attributable to increases in other noninterest expense and FDIC insurance, partially offset by reductions in salaries and employee benefits.  For the three months ended September 30, 2009, other noninterest expense totaled $7.9 million, compared to $4.7 million for the three months ended September 30, 2008, an increase of $3.2 million, or 66.8%.  The increase in other noninterest expense was primarily attributable to the $2.0 million increase in collection and foreclosure expenses, the $1.0 million increase in consulting fees, which related to the proposed merger with SPAH, and the $948 thousand increase in legal expenses.  The increase to collection and foreclosure expense for the period was primarily attributable to the increase in nonperforming assets.  The increase in legal expense was attributable to both an increase in nonperforming assets and the proposed merger.  The increases in other noninterest expense, however, were partially offset by decreases in other miscellaneous other noninterest expense accounts as part of our continuing efforts to cut costs.

FDIC insurance premiums increased $1.4 million for the three months ended September 30, 2009, compared to the three months ended September 30, 2008.  For the same period, salaries and employee benefits decreased $1.1 million, or 9.1%, and was primarily attributable to the elimination of bonus and incentive pay, a reduction in executive compensation, a moratorium on hiring and a reduction in force.

For the nine months ended September 30, 2009, total noninterest expense increased $8.4 million, or 12.8%, and was primarily attributable to increases in FDIC insurance and other noninterest expense, partially offset by the decrease in salaries and employee benefits.  For the period, FDIC insurance increased $9.2 million and was attributable to an increase in premiums and the recognition of a special assessment of $1.9 million, paid in the third quarter of 2009.  Year-over-year, other noninterest expense increased $3.6 million, or 25.8%.  This increase was primarily attributable to the $4.1 million increase in collection and foreclosure expenses, resulting from an increase in nonperforming assets.

For the nine months ended September 30, 2009, salaries and employee benefits decreased $3.1 million, or 7.9%, compared to the same period in 2008, and was primarily the result of the elimination of bonus and incentive pay, a reduction in executive compensation, a moratorium on hiring and a reduction in force.  At September 30, 2009, full time equivalent employees totaled 698, down from 827 at September 30, 2008, a decrease of 15.6%.  In addition, the Board of Directors voted to suspend the Corporation’s matching of employee 401(K) Plan contributions, effective May 1, 2009.

Certain amounts in prior years’ financial statements have been reclassified to conform to the 2009 presentation.  These classifications have not had an effect on previously reported income or total equity.

Frontier Financial Corporation is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank.  Frontier Bank offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected.  The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release.

Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier’s 2008 Form 10-K.

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except for shares and per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
INTEREST INCOME
Interest and fees on loans	$40,595	$44,732	$67,161
Interest on investments	895	849	1,660
Total interest income	41,490	45,581	68,821
INTEREST EXPENSE
Interest on deposits	18,703	20,148	24,390
Interest on borrowed funds	3,909	3,984	3,705
Total interest expense	22,612	24,132	28,095
Net interest income	18,878	21,449	40,726
PROVISION FOR LOAN LOSSES	140,000	77,000	42,100
Net interest loss after provision for loan losses	(121,122)	(55,551)	(1,374)

NONINTEREST INCOME
Provision for loss on securities	-	-	(6,431)
Loss on sale of securities	-	(149)	(1,026)
Gain on sale of secondary mortgage loans	232	630	308
Net gain (loss) on sale of other real estate owned	(1,068)	(451)	81
Service charges on deposit accounts	1,611	1,539	1,384
Other noninterest income	2,103	2,021	2,511
Total noninterest income (loss)	2,878	3,590	(3,173)

NONINTEREST EXPENSE
Salaries and employee benefits	11,290	12,217	12,420
Occupancy expense	2,694	2,732	3,161
State business taxes	239	179	498
FDIC insurance	2,682	5,196	1,236
Other noninterest expense	7,909	5,063	4,742
Total noninterest expense	24,814	25,387	22,057
LOSS BEFORE BENEFIT FOR INCOME TAXES	(143,058)	(77,348)	(26,604)
BENEFIT FOR INCOME TAXES	(1,970)	(27,354)	(8,808)
NET LOSS	$(141,088)	$(49,994)	$(17,796)
Weighted average number of
shares outstanding for the period	47,131,853	47,131,853	47,010,944
Basic loss per share	$(2.99)	$(1.06)	$(0.38)
Weighted average number of diluted shares
outstanding for period	47,131,853	47,131,853	47,010,944
Diluted loss per share	$(2.99)	$(1.06)	$(0.38)

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (Continued)
(In thousands, except for shares and per share amounts)
(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2009	2008
INTEREST INCOME
Interest and fees on loans	$134,727	$214,049
Interest on investments	2,835	4,614
Total interest income	137,562	218,663
INTEREST EXPENSE
Interest on deposits	61,486	73,376
Interest on borrowed funds	11,995	12,272
Total interest expense	73,481	85,648
Net interest income	64,081	133,015
PROVISION FOR LOAN LOSSES	275,000	75,600
Net interest income (loss) after provision for loan losses	(210,919)	57,415

NONINTEREST INCOME
Provision for loss on securities	-	(6,431)
Gain (loss) on sale of securities	(102)	1,442
Gain on sale of secondary mortgage loans	1,446	1,074
Net gain (loss) on sale of other real estate owned	(1,519)	93
Service charges on deposit accounts	4,596	4,130
Other noninterest income	6,369	7,020
Total noninterest income	10,790	7,328

NONINTEREST EXPENSE
Salaries and employee benefits	35,927	39,005
Occupancy expense	8,264	8,742
State business taxes	744	1,643
FDIC insurance	11,162	1,920
Other noninterest expense	17,396	13,825
Total noninterest expense	73,493	65,135
LOSS BEFORE BENEFIT FOR INCOME TAXES	(273,622)	(392)
BENEFIT FOR INCOME TAXES	(48,729)	(171)
NET LOSS	$(224,893)	$(221)
Weighted average number of
shares outstanding for the period	47,126,801	46,987,948
Basic loss per share	$(4.77)	$(0.00)
Weighted average number of diluted shares
outstanding for period	47,126,801	46,987,948
Diluted loss per share	$(4.77)	$(0.00)

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except for shares and per share amounts)
(Unaudited)
	September 30,	December 31,	September 30,
	2009	2008	2008
ASSETS
Cash and due from banks	$36,921	$52,022	$56,707
Federal funds sold	363,081	117,740	130,334
Securities
Available for sale, at fair value	73,834	90,606	98,095
Held to maturity, at amortized cost	3,079	3,085	3,737
Total securities	76,913	93,691	101,832

Loans held for resale	3,464	6,678	3,104
Loans	3,147,540	3,772,055	3,828,948
Allowance for loan losses	(142,229)	(112,556)	(106,635)
Net loans	3,008,775	3,666,177	3,725,417

Premises and equipment, net	48,826	51,502	51,823
Intangible assets	634	794	77,938
Federal Home Loan Bank (FHLB) stock	19,885	19,885	15,622
Bank owned life insurance	25,116	24,321	24,056
Other real estate owned	101,805	10,803	3,693
Other assets	90,153	67,510	57,541
Total assets	$3,772,109	$4,104,445	$4,244,963

LIABILITIES
Deposits
Noninterest bearing	$403,534	$395,451	$377,279
Interest bearing	2,822,087	2,879,714	3,026,715
Total deposits	3,225,621	3,275,165	3,403,994

Federal funds purchased and
securities sold under repurchase agreements	15,584	21,616	34,701
Federal Home Loan Bank advances	375,752	429,417	329,833
Junior subordinated debentures	5,156	5,156	5,156
Other liabilities	20,329	21,048	27,548
Total liabilities	3,642,442	3,752,402	3,801,232

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized	-	-	-
Common stock, no par value; 100,000,000 shares authorized	258,425	256,137	255,575
Retained earnings (deficit)	(126,873)	98,020	187,591
Accumulated other comprehensive income (loss), net of tax	(1,885)	(2,114)	565
Total shareholders' equity	129,667	352,043	443,731
Total liabilities and shareholders' equity	$3,772,109	$4,104,445	$4,244,963

Shares outstanding at end of period	47,131,853	47,095,103	47,023,716

Book value	$2.75	$7.48	$9.44
Tangible book value	$2.74	$7.46	$7.78

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS
(In thousands)
(Unaudited)

	For the Period Ended (Year-to-Date)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Loans by Type (including loans
held for resale)
Commercial and industrial	$405,405	$425,221	$444,681	$457,215	$452,286
Real Estate:
Commercial	988,004	1,017,204	1,020,530	1,044,833	1,049,939
Construction	587,594	713,571	870,201	949,909	1,030,591
Land development	405,400	476,562	512,804	580,453	607,501
Completed lots	257,057	272,824	297,702	249,685	242,234
Residential 1-4 family	436,744	433,884	443,361	431,170	379,485
Installment and other loans	70,800	76,953	70,231	65,468	70,016
Total loans	$3,151,004	$3,416,219	$3,659,510	$3,778,733	$3,832,052

Allowance for Loan Losses
Balance at beginning of period	$114,638	$114,638	$114,638	$57,658	$57,658
Provision for loan losses	275,000	135,000	58,000	120,000	75,600
Loans charged-off
Commercial and industrial	(26,494)	(18,891)	(5,355)	(3,101)	(1,167)
Real Estate:
Commercial	(9,212)	(1,176)	(149)	(1,264)	-
Construction	(90,431)	(62,036)	(29,448)	(31,968)	(17,316)
Land development	(74,231)	(38,015)	(19,057)	(12,165)	(1,050)
Completed lots	(35,525)	(19,286)	(3,504)	(13,839)	(4,031)
Residential 1-4 family	(11,596)	(10,771)	(2,127)	(846)	(250)
Installment and other loans	(1,795)	(1,089)	(205)	(343)	(246)
Total charged-off loans	(249,284)	(151,264)	(59,845)	(63,526)	(24,060)
Recoveries
Commercial and industrial	616	496	211	308	237
Real Estate:
Commercial	-	-	-	-	-
Construction	2,048	863	51	161	9
Land development	57	57	57	-	-
Completed lots	148	66	16	9	5
Residential 1-4 family	59	27	-	-	-
Installment and other loans	47	4	2	28	23
Total recoveries	2,975	1,513	337	506	274
Net (charge-offs) recoveries	(246,309)	(149,751)	(59,508)	(63,020)	(23,786)
Balance before portion identified
for undisbursed loans	143,329	99,887	113,130	114,638	109,472
Portion of reserve identified for
undisbursed loans	(1,100)	(1,304)	(1,646)	(2,082)	(2,837)
Balance at end of period	$142,229	$98,583	$111,484	$112,556	$106,635

Allowance for loan losses as a
percentage of total loans,
including loans held for resale	4.51%	2.89%	3.05%	2.98%	2.78%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Nonperforming Assets (NPA)
Nonaccruing loans	$810,520	$764,558	$656,373	$435,225	$205,197
Other real estate owned	101,805	54,222	18,874	10,803	3,693
Total nonperforming assets	912,325	818,780	675,247	446,028	208,890

Restructured loans	-	-	-	-	-
Total impaired assets	$912,325	$818,780	$675,247	$446,028	$208,890

Total nonaccruing loans to
total loans	25.72%	22.38%	17.94%	11.52%	5.35%
Total NPA to total assets	24.19%	20.53%	16.25%	10.87%	4.92%

Interest Bearing Deposits
Money market, sweep and NOW	$428,704	$409,606	$365,807	$325,554	$557,323
Savings	276,989	285,725	334,076	365,114	418,535
Time deposits	2,116,394	2,148,970	2,243,362	2,189,046	2,050,857
Total interest bearing deposits	$2,822,087	$2,844,301	$2,943,245	$2,879,714	$3,026,715

Capital Ratios
Tier 1 leverage ratio	3.40%	6.74%	7.60%	8.62%	8.88%
Tier 1 risk-based capital ratio	4.33%	8.15%	9.13%	9.64%	9.48%
Total risk-based capital ratio	5.62%	9.42%	10.40%	10.91%	10.75%

	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios	2009	2009	2009	2008	2008
ROA (annualized)	-14.39%	-4.92%	-3.18%	-8.68%	-1.69%
ROE (annualized)	-234.71%	-63.92%	-38.70%	-81.58%	-15.32%

Average assets	$3,922,015	$4,061,874	$4,248,979	$4,125,319	$4,221,730
Average shareholders' equity	$240,448	$312,851	$349,465	$438,908	$464,500

	For the Period Ended (Year-to-Date)
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios	2009	2009	2009	2008	2008
ROA (annualized)	-7.38%	-4.03%	-3.18%	-2.18%	-0.01%
ROE (annualized)	-100.06%	-50.63%	-38.70%	-19.42%	-0.06%

Average assets	$4,076,476	$4,154,923	$4,248,979	$4,107,571	$4,102,034
Average shareholders' equity	$300,498	$331,056	$349,465	$461,981	$469,727

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

Quarterly Average Balances

	September 30,	September 30,
	2009	2008	$ Change	% Change
ASSETS
Cash and due from banks	$43,317	$53,789	$(10,472)	-19.5%
Federal funds sold	306,772	58,168	248,604	427.4%
Securities
Available for sale, at fair value	79,425	137,945	(58,520)	-42.4%
Held to maturity, at amortized cost	3,076	3,739	(663)	-17.7%
Total securities	82,501	141,684	(59,183)	-41.8%

Loans held for resale	4,118	2,822	1,296	45.9%
Loans
Commercial and industrial	423,953	458,330	(34,377)	-7.5%
RE commercial	1,003,786	1,055,207	(51,421)	-4.9%
RE construction	661,786	1,051,884	(390,098)	-37.1%
RE land development	455,623	602,436	(146,813)	-24.4%
RE completed lots	271,602	241,036	30,566	12.7%
RE residential 1-4 family	426,531	362,543	63,988	17.6%
Installment and other	70,868	69,163	1,705	2.5%
Total	3,318,267	3,843,421	(525,154)	-13.7%
Allowance for loan losses	(108,254)	(87,365)	(20,889)	23.9%
Net loans	3,210,013	3,756,056	(546,043)	-14.5%

Premises and equipment, net	49,344	52,581	(3,237)	-6.2%
Intangible assets	662	77,977	(77,315)	-99.2%
FHLB Stock	19,885	17,207	2,678	15.6%
Bank owned life insurance	24,968	24,321	647	2.7%
Other real estate owned	66,843	3,179	63,664	2002.6%
Other assets	117,710	36,768	80,942	220.1%
Total assets	$3,922,015	$4,221,730	$(299,715)	-7.1%

LIABILITIES
Deposits
Noninterest bearing	$404,988	$386,896	$18,092	4.7%
Interest bearing
MMA, Sweep and NOW	416,738	586,319	(169,581)	-28.9%
Savings	282,065	392,552	(110,487)	-28.1%
Time deposits	2,137,770	2,008,838	128,932	6.4%
Total interest bearing	2,836,573	2,987,709	(151,136)	-5.1%
Total deposits	3,241,561	3,374,605	(133,044)	-3.9%

Fed funds purchased and
repurchase agreements	15,806	33,631	(17,825)	-53.0%
FHLB advances	397,578	329,985	67,593	20.5%
Junior subordinated debentures	5,156	5,156	-	0.0%
Other liabilities	21,466	13,853	7,613	55.0%
Total liabilities	3,681,567	3,757,230	(75,663)	-2.0%
Total shareholders’ equity	240,448	464,500	(224,052)	-48.2%
Total liabilities and shareholders’ equity	$3,922,015	$4,221,730	$(299,715)	-7.1%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

Year-to-Date Average Balances

	September 30,	September 30,
	2009	2008	$ Change	% Change
ASSETS
Cash and due from banks	$45,047	$51,125	$(6,078)	-11.9%
Federal funds sold	286,241	24,145	262,096	1085.5%
Securities
Available for sale, at fair value	81,448	131,019	(49,571)	-37.8%
Held to maturity, at amortized cost	3,081	3,741	(660)	-17.6%
Total securities	84,529	134,760	(50,231)	-37.3%

Loans held for resale	6,200	3,720	2,480	66.7%
Loans
Commercial and industrial	438,227	431,062	7,165	1.7%
RE commercial	1,017,262	1,031,928	(14,666)	-1.4%
RE construction	808,002	1,066,762	(258,760)	-24.3%
RE land development	505,012	579,007	(73,995)	-12.8%
RE completed lots	278,892	242,741	36,151	14.9%
RE residential 1-4 family	430,755	329,014	101,741	30.9%
Installment and other	69,632	68,195	1,437	2.1%
Total	3,553,982	3,752,429	(198,447)	-5.3%
Allowance for loan losses	(115,060)	(69,091)	(45,969)	66.5%
Net loans	3,438,922	3,683,338	(244,416)	-6.6%

Premises and equipment, net	50,348	51,010	(662)	-1.3%
Intangible assets	714	78,050	(77,336)	-99.1%
FHLB Stock	19,885	18,756	1,129	6.0%
Bank owned life insurance	24,700	24,096	604	2.5%
Other real estate owned	36,873	1,909	34,964	1831.5%
Other assets	89,217	34,845	54,372	156.0%
Total assets	$4,076,476	$4,102,034	$(25,558)	-0.6%

LIABILITIES
Deposits
Noninterest bearing	$398,604	$376,623	$21,981	5.8%
Interest bearing
MMA, Sweep and NOW	378,870	647,108	(268,238)	-41.5%
Savings	313,436	334,703	(21,267)	-6.4%
Time deposits	2,221,187	1,836,898	384,289	20.9%
Total interest bearing	2,913,493	2,818,709	94,784	3.4%
Total deposits	3,312,097	3,195,332	116,765	3.7%

Fed funds purchased and
repurchase agreements	17,824	77,480	(59,656)	-77.0%
FHLB advances	417,614	331,207	86,407	26.1%
Junior subordinated debentures	5,156	5,156	-	0.0%
Other liabilities	23,287	23,132	155	0.7%
Total liabilities	3,775,978	3,632,307	143,671	4.0%
Total shareholders’ equity	300,498	469,727	(169,229)	-36.0%
Total liabilities and shareholders’ equity	$4,076,476	$4,102,034	$(25,558)	-0.6%